                                  EXHIBIT 99.1

                              --------------------

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form [10-Q] [10-QSB] of WRP Corporation (the "Company") for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lew Kwong Ann, as Chief Executive Officer of the Company, and Alan E. Zeffer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         /s/ Lew Kowng Ann
--------------------------------------------

Name:    Lew Kwong Ann
     ---------------------------------------
Title: Chief Executive Officer
Date:  June 17, 2003

         /s/ Alan E. Zeffer
--------------------------------------------

Name:    Alan E. Zeffer
     ---------------------------------------
Title: Chief Financial Officer
Date:  June 17, 2003

This certification accompanies the Report pursuant to Section906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.